UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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Ivy Funds
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 16, 2023

Delaware Ivy Corporate Bond Fund

Dear Shareholder,

I am pleased to report that as of this writing, shareholders of six of the seven funds at recent special meetings of shareholders have successfully passed the Plan of Reorganization (“Plan”) to reorganize seven Delaware Funds into corresponding Delaware Funds with similar objectives and strategies. Only your fund, Delaware Ivy Corporate Bond Fund (the “Fund”), has not met the vote requirement to approve the Plan. The Fund needs less than [   ]% to pass the proposal. This Fund’s special shareholder meeting has been further adjourned until September 8, 2023 to give you additional time to vote your shares.

Your Vote is Essential to Passing the Plan by the Adjourned Meeting Date of September 8, 2023.
The voting process has been a team effort.  Thousands of investors began voting early in the process, followed by a steady stream of your fellow retail investors voting.  Please take a few minutes to join your fellow investors in voting and sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet. Once we have received your vote, you should not receive any further communications encouraging you to vote.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you receive a phone call from our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS"), you can vote your shares over the phone with the MSFS representative.  Please call MSFS toll-free at 833 459-3558 to ask any questions related to the proposal and/or vote your shares.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer

August [   ], 2023

Delaware Ivy Corporate Bond Fund

Dear Shareholder,

As mentioned in my letter to you dated August 16, 2023, shareholders of the last of seven Delaware Funds are close to meeting the vote requirement to approve the Plan of Reorganization (“Plan”) proposal to reorganize your Fund, Delaware Ivy Corporate Bond Fund (“Fund”) into Delaware corporate Bond Fund.  Fund shareholders are less than [  ]% away from achieving the vote requirement and approving the Plan.

Your Vote is Essential to Passing the Plan by the Adjourned Meeting Date of September 8, 2023.
Please vote your shares and sign, date, and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions below to vote by telephone or internet. Once we have received your vote, you should not receive any further communications encouraging you to vote.

Vote by Phone by calling 833 459-3558 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm ET. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you receive a phone call from our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS"), you can vote your shares over the phone with the MSFS representative.  Please call MSFS toll-free at 833 459-3558 to ask any questions related to the proposal and/or vote your shares.

Thank you,

Richard Salus
Senior Vice President and Chief Financial Officer